Exhibit 10.1

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

THIS FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this "Amendment") is entered into effective as of the 18th day of August 2025, by and between COMMONWEALTH ALTeRNATIVE CARE INC., a Massachusetts corporation ("Seller"), and IN GOOD HEALTH, INC., a Massachusetts corporation ("Buyer").

RECITALS

A.WHEREAS, Seller and Buyer are parties to that certain Asset Purchase Agreement dated as of January 28, 2025 (collectively, the "Existing Agreement"), where Seller has agreed to sell to Buyer, and Buyer has agreed to purchase from Seller, Seller's right, title and interest in certain retail assets located in Taunton, MA and Brockton, MA, as more particularly described therein; and
B.WHEREAS, in accordance with Section 10.10 of the Existing Agreement, Seller and Buyer desire to modify and amend the Existing Agreement only in respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Seller and Buyer, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.Definitions.  For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Agreement unless otherwise defined herein.  The Existing Agreement as amended by this Amendment, is referred to collectively herein as the "Agreement." From and after the date hereof, the term "Agreement," as used in the Existing Agreement, shall mean the Existing Agreement, as amended by this Amendment.
2.Purchase Price.  Section 2.05 of the Existing Agreement is hereby amended and restated in its entirety to read as follows:

"Section 2.05 Purchase Price. The aggregate purchase price for the Purchased Assets shall be One Million Seven Hundred Fifty Thousand Dollars ($1,750,000) (the “Purchase Price”), plus the assumption of the Assumed Liabilities. The purchase price shall be paid by wire transfer of immediately available funds to an account designated in writing by Seller to Buyer on the Closing Date."

3.Data Privacy.  Section 6.16 of the Existing Agreement is hereby amended to include the new subsection (d) to read as follows:

"(d) Data Privacy.

(i) Seller is aware that Buyer may engage in any combination of SMS, MMS, and email communications to customers.  Buyer acknowledges and agrees that it is Buyer’s full responsibility to obtain all necessary and legally required consents from all customers, whether historical customers of Seller known from transferred data, to send such messages, including the Telephone Consumer Protection Act (“TCPA”), 42 U.S.C., 227, et seq., as well as any applicable state and local laws regulating the receipt of text messages. Buyer represents and warrants that it shall obtain, prior to sending any messages, such consents from its customers and that the method(s) used to obtain the consents is compliant with the TCPA and any applicable state and local laws.  Buyer further represents and warrants that if it imports any telephone numbers (i.e., those obtained from historical customers of

Seller or those obtained through a vendor) into its marketing or sale platform, it has obtained the appropriate legal consent for each and every number.  Buyer is responsible for ensuring that the contact information for its customers remains current and up to date and is responsible for removing any disconnected or reassigned telephone numbers and telephone numbers that opt out of receiving messages.

(ii) Buyer represents and warrants that it has appropriate security measures in place to protect any transferred customer data from Seller.  Buyer acknowledges its responsibility to remain compliant with Massachusetts standards for the protection of personal information of residents of the Commonwealth per 201 CMR 17.00.

(iii) Buyer shall defend Seller against any claim, demand, suit, allegation or proceeding made or brought against Seller by a third party based on Buyer’s breach of this Section 6.16(d). Buyer will indemnify Seller from any damages, attorney fees, fines, interest and costs that result from Buyer’s breach of this Section 6.16(d).”

4.Effect of Amendment.  Except as modified by this Amendment, the Existing Agreement and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed.  In the event of any conflict between the terms contained in this Amendment and the Existing Agreement, the terms herein contained shall supersede and control the obligations and liabilities of the parties.
5.Miscellaneous.  This Amendment becomes effective only upon execution and delivery hereof by Seller and Buyer. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof.
6.Authority.  Each of Seller and Buyer guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies or other organizations on whose behalf such individual or individuals have signed.
7.Counterparts; Facsimile and PDF Signatures.  This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document.  A facsimile, electronic or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

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IN WITNESS WHEREOF, Seller and Buyer have executed this Amendment as of the date and year first above written.

SELLER:

COMMONWEALTH ALTERNATIVE CARE INC., a Massachusetts corporation

By:/s/ Tim Conder
Name:Tim Conder

Title:President

BUYER:

IN GOOD HEALTH, INC.,

a Massachusetts corporation

By: /s/ David Noble

Name: David Noble

Title:President & CEO